Item 77Q2 Exhibit

Fund:  TCW\DW Term Trust 2003

     Section 16(a) Beneficial Ownership
Reporting Compliance
The following persons are "reporting persons" under Section 16 of the Securities Exchange Act of 1934 and had not previously filed an "Initial
Statement of Beneficial Ownership of Securities" on Form 3:
               Mitchell M. Merin
               Ronald E. Robison Joseph J.
               McAlinden Michael Bozic
               Edwin J. Garn Philip J. Purcell
               John L. Schroeder Wayne E. Hedien
               Barry Fink


None of the above reporting persons has ever held any shares of the Trust.